UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event recorded): February 27, 2015(February 24, 2015)

ZD VENTURES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127389	99-0381956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Avenue Road, Suite 200, Toronto, ON, M5R 2G3
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (416) 929 - 1806

WEBTRADEX INTERNATIONAL CORPORATION
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: Februaryb 27, 2015

ZD VENTURES CORPORATION

By: /s/ Kam Shah

Kam Shah
Chief Exective Office

ZD VENTURES ACQUIRES IBM BUSINESS PARTNER AND BLUEMIX SOLUTIONS PROVIDER, BLUESENCE INNOVATION GROUP S.L.

Toronto, February 27, 2015 –ZD Ventures Corporation (OTCBB: ZDVN) ("The Company" "ZD Ventures") is pleased  to announce that it has closed on the previously announced letter of intent with Bluesence Innovation Group S.L. (“Bluesence”),

ZD Ventures  has acquired 100% of  the shares of  Bluesence. Mr. Sergi Vargas, founder and CEO of Bluesence will continue in his role as CEO of Bluesence. He has signed a long term consulting agreement with Bluesence that provides certain incentives and compensation.

Bluesence is a Barcelona, Spain based company providing cloud solutions for the Small and Medium business market based on the IBM Smart Cloud strategy. Bluesence is an IBM Business Partner focused on Smarter Analytics and Big Data Capture for Enterprise, Content Management Solutions for Social, Business Real Time Analytics, IBM Mobile First Solutions, IBM Cloud Solutions and Artificial Intelligence via Watson.

Bluesence is led by Sergi Vargas and Emili Murcia, two senior well respected IT professionals with over 20 years of experience each in the IT solutions space. They have been recognized as always being on the leading edge of technology and facilitating how new technologies can be integrated into the companies they serve.  Their work and experience in the Spanish market combined with their outstanding knowledge of IBM software and strategy make Bluesence a key trusted partner for the companies seeking the best of cloud solutions for their businesses and international expansion.

It is the intention of Bluesence to develop leading edge products using IBM expertise and technology.

Terence Robinson, CEO of ZD Ventures, commented "Bluesence is a strategic acquisition that will enable ZD Ventures to greatly benefit from web 3.0 IBM software technologies offered by Bluesence. The ability to provide Artificial Intelligence using Watson to the startup community offers us a massive global opportunity. We believe there is a great need for the types of products Bluesence offers.
”
Sergi Vargas, CEO of Bluesence, commented," I am very happy to be part  of  ZD Ventures.I look forward to helping build Bluesence through ZD Ventures, becoming a leader in Spain and expanding our business worldwide".

Dr. Angel  Moreu, Director of Cloud IBM Spain commented " We are very pleased to have Bluesence as one of our key business partners. One of IBM's objectives is to consolidate IBM's strategy in the market amplifying and making IBM's portfolio accessible and consumable to all types of enterprises using IBM Cloud, data analytics and social IBM capabilities, to foster new business and transforming existing ones through what today's and near future IT technologies can provide. It's about the solutions and new digital business paradigms that a company like Bluesence can foster and speed up to using today IBM capabilities including the adoption of cognitive systems like Watson to reach unprecedented levels of new business and added value to the enterprise, its customers and society in general, making a smarter planet a reality"

About the Company

ZD Ventures is seeking to expand into the internet industry by acquiring and supporting emerging internet-related technologies and other related assets.

For further information contact:   Terence Robinson, CEO, tr@zdventures.com and/or Jeff Robinson
Investor Relations, jeff@internetadvisorycorp.com or refer to our web sites: www.zdventures.com,      and www.bluesence.es

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a results of new information, future events or otherwise, except as required by law.